EXHIBIT 99.6

October 27, 2025

Via EDGAR

Division of Corporation Finance

Office of Technology

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C., 20549

Re:	Dbim Holdings Limited Amendment No. 1 to Registration Statement on Form F-1 (CIK No. 0002057757) Representations Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Dbim Holdings Limited, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter to the Securities and Exchange Commission in connection with the Company’s registration statement on Form F-1, initially filed on August 27, 2025 (the “Registration Statement”) relating to a proposed initial public offering and listing of the Company’s ordinary shares in the United States.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with the Generally Accepted Accounting Principles in the United States, as of and for each of the two fiscal years ended September 30, 2023 and 2024, and unaudited interim consolidated financial statements as of and for the six-month periods ended March 31, 2024 and 2025.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.

The Company is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

2.	Compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3.	At the time the Registration Statement is declared effective, the Company’s Registration Statement will contain audited financial statements not older than fifteen months.

The Company is filing this representation as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

Sincerely, Dbim Holdings Limited

/s/ Jianfeng Feng
By: Jianfeng Feng
Chairman of the Board of Directors, Chief Executive Officer